                                                                    EXHIBIT 99.1


                                    NASDAQ
                The Nasdaq Stock Market, Inc., an NASD Company
                           9801 Washington Boulevard
                            Gaithersburg, MD 20878
                                (877) 536-2737



By Facsimile and Overnight Mail

November 16, 2000

Mr. Jeffrey Snetiker
Chief Financial Officer
Talk City, Inc.
307 Orchard City Drive, Suite 304
Campbell, CA 95008

Re:  Talk City, Inc. (the "Company")

Dear Mr. Snetiker:

The Company's common stock has failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days as required for continued listing on the Nasdaq National Market under Maintenance Standard 1 as set forth in Marketplace Rule 4450(a)(5) (the "Rule").(1) Therefore, in accordance with Marketplace Rule 4310(c)(8)(B), the Company will be provided 90 calendar days, or until February 14, 2001 to regain compliance with this Rule.(2) If at anytime before February 14, 2001, the bid price of the Company's common stock is at least $1.00 for a minimum of 10 consecutive trading days, Staff will determine if the Company complies with the Rule. However, if the Company is unable to demonstrate compliance with the Rule on or before February 14, 2001, its common stock will be delisted at the opening of business on February 16, 2001.

The Company may appeal Staff's determination to a Nasdaq Listing Qualifications Panel (the "Panel"), pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series. A

    --------------------

     1. The Company also does not meet the maintenance requirements under Maintenance Standard 2. See attached chart.

     2. The 90 day period relates exclusively to the bid price deficiency. The Company may be delisted during the 90 day period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during the period.
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hearing request will stay the delisting of the Company's securities pending the
Panel's decision. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $2,300; the fee for a hearing based on written submissions is $1,400. Please note that the hearing fee is non-refundable and that the check must be made payable to the "The Nasdaq Stock Market".(3) The request for a hearing must be received by the Nasdaq Listing Qualifications Hearings Department (the "Hearings Department") by the close of business on February 14, 2001. The request must be in writing and forwarded, with the appropriate fee payment, to:


                          David A. Donahoe, Jr., Esq.
                                 Chief Counsel
                            The Nasdaq Stock Market
                     9801 Washingtonian Blvd., Fifth Floor
                            Gaithersburg, MD 20878

Hearing requests should not contain written arguments in support of the Company's position. If you would like additional information regarding the hearing process, please call the Hearings Department at (301) 978-8203.

Marketplace Rule 4890 prohibits communications relevant to the merits of a proceeding under the Marketplace Rule 4800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Marketplace Rule 4890 will be strictly enforced.

If you have any questions concerning the compliance issues discussed above, please contact Sepaas Shahidi, Listing Analyst at (800) 960-8537.

Sincerely,

/s/ Martha L. Carter

Martha L. Carter, Ph.D.
Director of Large Cap Stocks
Nasdaq Listing Qualifications




     ---------------------

      3. If the Company would like to pay its hearing fee by wire transfer, please contact Donna Barnes at (301) 978-8071.
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                             NASDAQ NATIONAL MARKET

                        CONTINUED INCLUSION REQUIREMENTS

The following table identifies the National Market maintenance standards. Each incidence of non-compliance is denoted with an "X".

COMPANY SYMBOL:  TCTY

      Standards               Maintenance Standard 1                           Maintenance Standard 2
-----------------------------------------------------------------------------------------------------------------------
Net Tangible Assets(4)              $4 million                                           N/A
-----------------------------------------------------------------------------------------------------------------------
Market Capitalization                   N/A                                          $50 million                  X
                                                                                         OR
Total Assets                                                                        ($50 million
                                                                                         AND
Total Revenue                                                                      $50 million)
-----------------------------------------------------------------------------------------------------------------------
Public Float                         750,000                                        1.1 million
 (shares)(5)
-----------------------------------------------------------------------------------------------------------------------
Market Value of                     $5 million                                      $15 million
 Public Float
-----------------------------------------------------------------------------------------------------------------------
Bid Price                               $1                    X                          $5                       X
-----------------------------------------------------------------------------------------------------------------------
Round Lot                              400                                              400
 Shareholders(6)
-----------------------------------------------------------------------------------------------------------------------
Market Makers(7)                        2                                                4
-----------------------------------------------------------------------------------------------------------------------
Corporate Governance                   Yes                                              Yes
-----------------------------------------------------------------------------------------------------------------------

___________________

4. Net Tangible Assets = Total Assets - Total Liabilities - Goodwill -Redeemable Securities
5. Public float is defined as total shares outstanding less any shares held by officers, directors, or beneficial owners of 10 percent of more.
6. Round lot holders are holders of 100 shares or more.
7. An Electronic Communication Network ("ECN") is not considered an active market maker.